                                  EXHIBIT (3-2)



                                   Regulations

                                                                   EXHIBIT (3.2)

                          The Procter & Gamble Company

                                  Regulations

                                 -------------

                                   ARTICLE I

                                      Seal

                    SECTION 1. Form. The seal of the Company
               shall have upon it the name and words, "The
               Procter & Gamble Company. Incorporated 1905," arranged in a circle with the trademark of the Company, to wit, a crescent and thirteen stars set within the space thus enclosed.

                                   ARTICLE II

                                  Shareholders

                    SECTION 1. Place of Meeting. Meetings of
               shareholders shall be held in Cincinnati, Hamilton County, Ohio, but the shareholders or the Board of Directors shall have authority to provide for the holding of meetings of shareholders elsewhere within or without the State of Ohio, except the annual meeting, or a meeting to elect Directors.

                    SECTION 2. Annual Meeting. The annual meeting
               of the shareholders shall be held on the second Tuesday of October in each year, at which time there shall be elected in accordance with the laws of the State of Ohio and ARTICLE III of these Regulations, a Board of Directors. Reports of officers, committees and Directors shall be received and considered at such meeting.

                    SECTION 3. Special Meetings. Special meetings
               of the shareholders may be called and held as provided by law.

                    SECTION 4. Notice of Meetings. A notice, as
               required by law, of each regular or special meeting of shareholders shall be given in writing by the President or a Vice-President, or the Secretary, or an Assistant Secretary, not less than ten (10) days before the meeting.

                    SECTION 5. Quorum. The shareholders present
               in person or by proxy at any meeting shall constitute a quorum unless a larger proportion is required to take the action stated in the notice of the meeting, in which case, to constitute a quorum, there shall be present in person or by proxy the holders of record of shares entitling them to exercise the voting power required by the Articles of the Company to take the action stated.

                    SECTION 6. Organization. The Chairman of the
               Board shall preside at all meetings of the shareholders, but in his absence the Board of Directors may appoint any officer to act as presiding officer at the meeting. The Secretary of the Company shall act as Secretary of all meetings of the shareholders, but in his absence the presiding officer may appoint any person to act as Secretary of the meeting.

                    SECTION 7. Order of Business. At all
               shareholders' meetings the order of business shall be as follows:

                    1.   Reading minutes of previous meeting and
                         acting thereon.

                    2.   Report of Directors or committees.

                    3.   Reports of officers.

                    4.   Unfinished business.

                    5.   Election of Directors.

                    6.   New or miscellaneous business.

                                   ARTICLE III

                               Board of Directors

                    SECTION 1. Number. The Board of Directors
               shall be composed of seventeen (17) persons unless this number is changed by: (1) the shareholders by the affirmative vote of the holders of shares of the Company entitling them to exercise at least eighty percent (80%) of the voting power of the Company voting as a single class at a meeting of shareholders called for the purpose of electing Directors or (2) the affirmative vote of at least two-thirds (2/3) of the whole authorized number of Directors. The Directors may increase the number to not more than nineteen (19) persons and may decrease the number to not less than fifteen (15) persons. Any Director's office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors in office.

                    SECTION 2. Election and Term. Except as
               otherwise provided by law, the Articles of the Company or these Regulations, Directors shall be elected at the annual meeting of shareholders to serve until the end of the term to which they are elected and until their successors are elected and qualify. The number of Directors of the Company shall be fixed from time to time in accordance with these Regulations and may be increased or decreased as herein provided. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, it not being required that each class have the same number of members if such is mathematically impossible, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1985, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter, at each annual meeting of shareholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting after such election. In the event of any increase in the number of Directors of the Company, the additional Director or Directors shall be so classified that all classes of Directors shall be as nearly equal as may be possible. In the event of any decrease in the number of Directors of the Company, all classes of Directors shall be decreased as nearly equally as may be possible.

                    SECTION 3. Removal, Vacancies. Directors may
               be removed from office, as provided by law, by the vote of the holders of at least eighty percent (80%) of the voting power of the Company, voting as a single class, entitling them to elect Directors in place of those to be removed. Vacancies in the Board of Directors for any unexpired term shall be filled by the remaining Directors, though less than a majority of the whole authorized number of Directors, by the vote of a majority of their number.

                    SECTION 4. Meetings. Unless otherwise
               determined by the Board of Directors, the Board shall meet once a month, except the month of August, at such times and places, either within or without the State of Ohio, as may be determined by the Board. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, any other officer who is a member of the Board or by the majority of the Board.

                    SECTION 5. Notice of Meetings. The Board
               shall decide what notice, if any, shall be given and the length of time prior to the meeting that such notice shall be given of all meetings. Any meeting at which all of the Directors are present shall be a valid meeting whether notice thereof was given or not, and any business may be transacted at such a meeting.

                    SECTION 6. Quorum. A majority of the Board of
               Directors shall constitute a quorum for the transaction of business, and if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

                    SECTION 7. Compensation of Directors and
               Members of the Executive Committee. The Board of Directors is authorized to fix, from time to time, their own compensation for attendance at the meetings of the Board, and the compensation of members of the Executive Committee for attendance at meetings of such Committee, which may include expenses of attendance when meetings are not held at the place of residence of any attending Director or member.

                    SECTION 8. Indemnification of Directors and
               Officers. The Company shall indemnify each present and future Director and officer, his heirs, executors and administrators against all costs, expenses (including attorneys' fees), judgments, and liabilities, reasonably incurred by or imposed on him in connection with or arising out of any claim or any action, suit or proceeding, civil or criminal, in which he may be or become involved by reason of his being or having been a Director or officer of the Company, or of any of its subsidiary companies, or of any other company in which he served or serves as a Director or officer at the request of the Company, irrespective of whether or not he continues to be a Director or an officer at the time he incurs or becomes subjected to such costs, expenses (including attorneys' fees), judgments, and liabilities; but such indemnification shall not be operative with respect to any matter as to which in any such action, suit or proceeding he shall have been finally adjudged to have been derelict in the performance of his duties as such Director or officer. Such indemnification shall apply when the adjudication in such action, suit or proceeding is otherwise than on the merits and also shall apply when a settlement or compromise is effected, but in such cases indemnification shall be made only if the Board of Directors of the Company, acting at a meeting at which a majority of the quorum of the Board is unaffected by self interest, shall find that such Director or officer has not been derelict in the performance of his duty as such Director or officer with respect to the matter involved, and shall adopt a resolution to that effect and in cases of settlement or compromise shall also approve the same; in cases of settlement or compromise such indemnification shall not include reimbursement of any amounts which by the terms of the settlement or compromise are paid or payable to the Company itself by the Director or officer (or in the case of a Director or officer of a subsidiary or another company in which such Director or officer is serving at the request of the Company any amounts paid or payable by such Director or officer to such company). If the Board of Directors as herein provided refuses or fails to act or is unable to act due to the self interest of some or all of its members, the Company at its expense shall obtain the opinion of counsel and indemnification shall be had only if it is the opinion of such counsel that the Director or officer has not been derelict in the performance of his duties as such Director or officer with respect to the matter involved.

                    The right of indemnification provided for in
               this section shall not be exclusive of other rights to which any Director or officer may be entitled as a matter of law and such rights, if any, shall also inure to the benefit of the heirs, executors or administrators of any such Director or officer.

                                   ARTICLE IV

                               Executive Committee

                    SECTION 1. Executive Committee. The Board of
               Directors may, by resolution, designate not less than three (3) of its number to constitute an Executive Committee, but may repeal said resolution and dispense with said Committee at any time.

                    SECTION 2. Powers of Executive Committee. The
               Executive Committee shall have charge of the management of the business and affairs of the Company in the interim between meetings of the Directors, and generally shall have all of the authority of the Board in the transaction of such business of the Company as in the judgment of the Committee may require action before the next regular meeting of the Board.

                    SECTION 3. Limitation of Powers of Executive
               Committee. The Board of Directors shall have authority to limit or qualify the powers of the Executive Committee at any time, and may rescind any action of the Executive Committee to the extent that no rights of third persons shall have intervened.

                    SECTION 4. Record of Executive Committee. The
               Executive Committee shall keep a record of its proceedings and make a report of its acts and transactions to the Board of Directors, all of which shall form part of the records of the Company.

                                    ARTICLE V

                                    Officers

                    SECTION 1. Number. The officers of the
               Company shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and a Comptroller. Any two or more of the offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

                    SECTION 2. Other Officers. The Board of
               Directors is authorized in its discretion to provide for such other officers and agents as it shall deem necessary from time to time and may dispense with any offices and agencies at any time except those required by law.

                    SECTION 3. Election, Term and Removal. At the
               first meeting of the Board of Directors after their election annually, the Board shall select all officers of the Company. All officers of the Company shall hold their offices during the pleasure of the Board, or until their successor or successors are elected and qualified, and the Board may remove or suspend any officer at any time, without notice, by the affirmative vote of a majority of the entire Board.

                    SECTION 4. Vacancies and Absence. If any
               office shall become vacant by reason of the death, resignation, disqualification or removal of the incumbent thereof, or other cause the Board of Directors may elect a successor to hold office for the unexpired term in respect to which such vacancy occurred or was created. In case of the absence of any officer of the Company or for any reason that the Board of Directors may determine as sufficient, the said Board may delegate the powers and duties of such officer to any other officer, or to any Director, except where otherwise provided by these Regulations or by statute, for the time being.

                                   ARTICLE VI

                               Duties of Officers

                    SECTION 1. Chairman of the Board. The
               Chairman of the Board of Directors shall preside at all meetings of the Board, appoint all special or other committees (unless otherwise ordered by the Board), shall confer with and advise all other officers of the Company, and shall perform such other duties as may be delegated to him by the Board or the officer designated as Chief Executive.

                    SECTION 2. President. The President shall
               perform such duties and have such responsibilities as may be delegated or assigned to him by the Board or the officer designated as Chief
               Executive.

                    SECTION 3. Chief Executive. The Board of
               Directors shall designate either the Chairman of the Board or the President to be the Chief Executive of the Company. The officer so designated shall be responsible for the supervision, general control and management of all the Company's business and affairs, subject only to the authority of the Board of Directors. He shall make periodic reports to the Board of Directors, making such recommendations as he thinks proper, and shall bring before the Board of Directors such information as may be required relating to the Company's business and affairs. The Board of Directors may designate one of the officers of the Company who is a Director to perform the duties and have the powers of the officer who is the Chief Executive in his absence, and during his absence the officer so designated shall be authorized to exercise all of his responsibilities.

                    SECTION 4. Other Officers. All other officers
               shall perform such duties and have such
               responsibilities as may be delegated or assigned to them by the Board of Directors or the officer designated as Chief Executive.

                    SECTION 5. Bonds of Officers. The Board of
               Directors or the Executive Committee shall determine which officers of the Company shall give bond, and the amount thereof, the expense to be paid by the Company.

                                   ARTICLE VII

                        Certificates for Shares of Stock

                    SECTION 1. Mutilated and Lost Certificates.
               If any certificate for shares of the Company become worn, defaced or mutilated, the Board of Directors upon production or surrender thereof may order the same cancelled, and a new certificate issued in lieu thereof. If any certificate for shares be lost or destroyed, a new certificate may be issued upon such terms and under such regulations as may be adopted by the Board of Directors.

                                  ARTICLE VIII

                                 General Welfare

                    SECTION 1. Policy. It is declared to be the
               policy of the Company to recognize that its interests and those of its employees are inseparable, and are best developed and maintained by the adoption of such measures as will assure the employees of the Company of this fact. To this end the Board of Directors is authorized, in its discretion, to inaugurate and maintain a profit-sharing or other similar plan, an adequate pension and benefit plan, and to grant to the employees such voice in the conduct of the business as may seem to the Board to be right and proper.

                    SECTION 2. Stock Ownership by Employees. The
               Board of Directors is authorized to devise and carry into effect such plans as it may deem advisable, to assist the employees to become shareholders of the Company by the purchase of its shares.

                                   ARTICLE IX

                                   Amendments

                    SECTION 1. Amendments. These Regulations or
               any of them, may be altered, amended, added to or repealed as provided by law, except that ARTICLE III, Sections 1, 2, 3 and 8 and this ARTICLE IX may only be altered, amended, added to or repealed at a meeting held for such purpose (1) prior to the date of the annual meeting in 1990, by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Company entitled to vote thereon, considered for purposes of this Section 1 as one class; (2) from the date of the annual meeting in 1990 to and including the date of the annual meeting in 2000, by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, considered for purposes of this
               Section 1 as one class, provided that during such period said vote may be increased at any time to the affirmative vote of at least eighty percent (80%) of the outstanding shares of capital stock of the Company by a resolution adopted by at least two-thirds (2/3) of the members of the whole Board of Directors; and (3) after the date of the annual meeting in 2000, by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, considered for the purposes of this
               Section 1 as one class.

                                    ARTICLE X

                             Assent of Shareholders

                    SECTION 1. Effect. Any person becoming a
               shareholder in this Company shall be deemed to assent to these Regulations, and any alterations, amendments, or additions thereto, lawfully adopted, and shall designate to the Secretary or appointed Transfer Agents of the Company, the address to which he desires that the notices herein required to be given may be sent, and all notices mailed to such address with postage prepaid, shall be considered as duly given at the date of mailing, provided, however, that in the event that any shareholder shall have failed to so designate an address to which notices shall be sent, then said notices shall be sent to any address where the Secretary believes he may be reached, otherwise to "General Delivery, Cincinnati, Ohio." The mailing of any notice to "General Delivery, Cincinnati, Ohio," shall be conclusive that the Secretary knows of no address where he believes said shareholder may be reached.